EXHIBIT 99.1

Aptose Strengthens Board of Directors with Appointment of Bernd R. Seizinger, M.D., Ph.D.

New director brings big pharma oncology experience and biotech leadership

SAN DIEGO and TORONTO, Sept. 13, 2022 (GLOBE NEWSWIRE) -- Aptose Biosciences Inc. (“Aptose” or the “Company”) (NASDAQ: APTO, TSX: APS), a clinical-stage precision oncology company developing highly differentiated oral kinase inhibitors to treat hematologic malignancies, today announced the appointment of Bernd R. Seizinger, M.D., Ph.D., to the Board of Directors, effective immediately. Aptose’s Board of Directors now includes seven members with extensive experience across diverse disciplines in biotechnology and pharmaceutical development.

Dr. Seizinger is an accomplished executive leader with more than 25 years of industry experience in both U.S. and European biotechnology and pharmaceutical companies and multiple financial advisory positions. He has held numerous senior executive and board positions including with Bristol-Myers Squibb, where he served as VP for oncology drug discovery and VP for corporate and academic alliances. He has served as CEO and President of German biopharmaceutical company GPC Biotech and CSO of Genome Therapeutics and is a Co-founder and currently serves as Executive Chairman/Interim CEO of CryptoMedix. He is Chairman of the Board of Directors for Oxford Biotherapeutics (U.K.) and serves in board positions for Aprea (Sweden), Oncolytics (Canada), Vaccibody (Norway), and BioInvent (Sweden). Prior to his corporate appointments, Dr Seizinger held senior faculty positions at Harvard Medical School and Massachusetts General Hospital and was a Visiting Professor at Princeton University during his tenure at Bristol-Myers Squibb. Dr. Seizinger received his Ph.D. from Max-Planck-Institute of Psychiatry/Neurobiology and his M.D. from Ludwig-Maximilians-Universität München.

“We are pleased to have someone of Dr. Seizinger’s stature and experience join our Board,” said William G. Rice, Ph.D., Chairman, President and Chief Executive Officer of Aptose. “We very much look forward to working with him and having him lend his insight and vast global biopharmaceutical experience to Aptose as a member of our Board of Directors.”

“I am excited to join the Aptose Board at such a pivotal time in the company’s evolution,” said Dr. Seizinger. “I look forward to working with the team to help advance the development of their clinically validated oral hematology drugs toward approval.”

About Aptose

Aptose Biosciences is a clinical-stage biotechnology company committed to developing precision medicines addressing unmet medical needs in oncology, with an initial focus on hematology. The Company's small molecule cancer therapeutics pipeline includes products designed to provide single agent efficacy and to enhance the efficacy of other anti-cancer therapies and regimens without overlapping toxicities. The Company has two clinical-stage oral kinase inhibitors under development for hematologic malignancies: HM43239, an oral, myeloid kinase inhibitor in an international Phase 1/2 trial in patients with relapsed or refractory acute myeloid leukemia (AML); and luxeptinib, an oral, dual lymphoid and myeloid kinase inhibitor in a Phase 1 a/b trial in patients with relapsed or refractory B cell malignancies who have failed or are intolerant to standard therapies, and in a separate Phase 1 a/b trial in patients with relapsed or refractory AML or high risk myelodysplastic syndrome (MDS). For more information, please visit www.aptose.com.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Canadian and U.S. securities laws, including, but not limited to, statements relating to the Company’s growth, plans, objectives, expectations and intentions and other statements including words such as “continue”, “expect”, “intend”, “will”, “hope” “should”, “would”, “may”, “potential” and other similar expressions. Such statements reflect our current views with respect to future events and are subject to risks and uncertainties and are necessarily based upon a number of estimates and assumptions that, while considered reasonable by us, are inherently subject to significant business, economic, competitive, political and social uncertainties and contingencies. Many factors could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements described in this press release.

Should one or more of these risks or uncertainties materialize, or should the assumptions set out in the section entitled "Risk Factors" in our filings with Canadian securities regulators and the United States Securities and Exchange Commission underlying those forward-looking statements prove incorrect, actual results may vary materially from those described herein. These forward-looking statements are made as of the date of this press release and we do not intend, and do not assume any obligation, to update these forward-looking statements, except as required by law. We cannot assure you that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and accordingly investors are cautioned not to put undue reliance on forward-looking statements due to the inherent uncertainty therein.

For further information, please contact:

Aptose Biosciences Inc.	LifeSci Advisors, LLC
Susan Pietropaolo	Dan Ferry, Managing Director
Corporate Communications & Investor Relations	617-535-7746
201-923-2049	Daniel@LifeSciAdvisors.com
spietropaolo@aptose.com